Exhbit 10.3

Execution Version

AMENDMENT NO. 3 TO CREDIT AGREEMENT

THIS AMENDMENT NO. 3 dated as of August [___], 2012 (this “Amendment No. 3”) to that certain Credit Agreement referred to below is entered into by and among Dynamics Research Corporation, a Massachusetts corporation (the “Borrower”), the Guarantors, each Lender party hereto, and Bank of America, N.A., as administrative agent (in such capacity, the “Administrative Agent”), Swing Line Lender and an L/C Issuer.

STATEMENT OF PURPOSE

The Borrower is a party to that certain Credit Agreement, dated as of June 30, 2011, by and among the Borrower, each financial institution party thereto as a lender (collectively, the “Lenders” and, each individually, a “Lender”) and Bank of America, N.A., as Administrative Agent, Swing Line Lender and an L/C Issuer (as amended by that certain Amendment No. 1 to Credit Agreement, dated September 16, 2011, that certain Amendment No. 2 to Credit Agreement, dated June 29, 2012, and as otherwise further amended, restated, supplemented or modified prior to the date hereof, the “Credit Agreement”).

The Borrower now requests that the Credit Agreement be amended in order to grant certain accommodations to and for the benefit of the Borrower, all as more particularly described herein.

Subject to the terms and conditions of this Amendment No. 3, the Administrative Agent and the Lenders party hereto have agreed to grant such requests of the Borrower.

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.                      Capitalized Terms.  All capitalized undefined terms used in this Amendment No. 3 (including, without limitation, in the Statement of Purpose hereto) shall have the meanings assigned thereto in the Credit Agreement.  This Amendment No. 3 shall be a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents.

SECTION 2.                      Amendments.  The parties hereto hereby agree that as of the Amendment No. 3 Effective Date (as defined below):

(a)           Section 1.01 of the Credit Agreement is hereby amended by deleting the definition of “Consolidated EBITDA” in its entirety and replacing it with the following:

“Consolidated EBITDA” means, for any period, for the Borrower and its Subsidiaries on a consolidated basis, an amount equal to Consolidated Net Income for such period plus (a) the following to the extent deducted in calculating such Consolidated Net Income for such period and without duplication: (i) Consolidated Interest Expense, (ii) the provision for Federal, state, local and foreign income taxes payable by the Borrower and its Subsidiaries, (iii) depreciation and amortization expense, (iv) non-cash expenses incurred pursuant to equity compensation plans approved by the Borrower’s board of directors, (v) other non-recurring expenses of the Borrower and its Subsidiaries reducing such Consolidated Net Income which do not represent a cash item in such period or any future period, (vi) non-cash expenses of the Borrower and its Subsidiaries reducing such Consolidated Net Income resulting from any impairment or write off of goodwill during fiscal year 2012  which does not represent a cash item in such period or any future period and (vii) Transaction Costs incurred by the Borrower and its Subsidiaries and minus (b) the following to the extent included in calculating such

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Consolidated Net Income for such period: (i) Federal, state, local and foreign income tax credits of the Borrower and its Subsidiaries, (ii) all non-cash items increasing Consolidated Net Income and (iii) all interest income; provided that for all purposes under this Agreement, Consolidated EBITDA for the Borrower and its Subsidiaries for each of the fiscal quarters ended June 30, 2010, September 30, 2010, December 31, 2010 and March 31, 2011 shall be deemed to equal the respective amounts set forth on Schedule 1.01-A.

For the purposes of calculating Consolidated EBITDA for any period pursuant to any determination of Consolidated EBITDA hereunder, (i) if, at any time during such period, the Borrower or any Subsidiary shall have made any Disposition, Consolidated EBITDA for such period shall be reduced by an amount equal to the Consolidated EBITDA (if positive) attributable to the property that is the subject of such Disposition for such period or increased by an amount equal to the Consolidated EBITDA (if negative) attributable thereto for such period and (ii) if, at any time during such period, the Borrower or any Subsidiary shall have made a Permitted Acquisition (other than the HPTi Acquisition), Consolidated EBITDA for such period shall be calculated after giving pro forma effect thereto as if such Permitted Acquisition occurred on the first day of such period in connection with such Permitted Acquisition to the extent deducted in calculating Consolidated Net Income (and not otherwise added back in calculating Consolidated EBITDA) for such pro forma period.

(b)           Exhibit D to the Credit Agreement is hereby amended and restated in its entirety in the form attached hereto as Schedule 1.

SECTION 3.                      Conditions Precedent to Effectiveness.

(a)           This Amendment No. 3 shall be effective on June 30, 2012 (such date, the “Amendment No. 3 Effective Date”) upon the satisfaction of each of the following conditions:

(i)           Executed Amendment. The Administrative Agent shall have received counterparts of this Amendment No. 3 executed by the Borrower, the Guarantors, the Administrative Agent and the requisite Lenders.

(ii)           Amendment to Subordinated Note Agreement.  Contemporaneously with the effectiveness of this Amendment No. 3, the Borrower and the Subordinated Noteholders shall have entered into an amendment to the Subordinated Note Agreement (the “Subordinated Debt Amendment”) on terms substantially similar to those of this Amendment No. 3 in form and substance satisfactory to the Administrative Agent.

(iii)           Other Closing Documents.  The Administrative Agent shall have received such other instruments, documents and certificates as the Administrative Agent shall reasonably request in connection with the execution of this Amendment No. 3.

(iv)           Amendment Fee.  The Borrower shall have paid to the Administrative Agent (or its applicable affiliates), for the account of each Lender that executes and delivers this Amendment No. 3 to the Administrative Agent (or its counsel) on or prior to noon (Eastern time) on August 7, 2012, a consent fee in an aggregate amount equal to 0.25% times the sum of (i) the Revolving Commitments (determined as of the date hereof immediately prior to the satisfaction of the conditions to effectiveness of this Amendment No. 3) of all such Lenders plus (ii) the aggregate outstanding principal amount of the Term Loans (determined as of the date hereof

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immediately prior to the satisfaction of the conditions to effectiveness of this Amendment No. 3) of all such Lenders.

(v)           Payment of Fees and Expenses.  The Borrower shall have paid all out-of-pocket expenses incurred by the Administrative Agent (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent) with respect to this Amendment No. 3.

(b)             For purposes of determining compliance with the conditions specified in this Section 3, each Lender that has signed this Amendment No. 3 shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the date hereof specifying its objection thereto.

SECTION 4.                      Effect of the Agreement.  Except as expressly provided herein, the Credit Agreement and the other Loan Documents shall remain unmodified and in full force and effect.  Except as expressly set forth herein, this Amendment No. 3 shall not be deemed (a) to be a waiver of, or consent to, a modification or amendment of, any other term or condition of the Credit Agreement or any other Loan Document, (b) to prejudice any other right or rights which the Administrative Agent or the Lenders may now have or may have in the future under or in connection with the Credit Agreement or the other Loan Documents or any of the instruments or agreements referred to therein, as the same may be amended, restated, supplemented or otherwise modified from time to time, (c) to be a commitment or any other undertaking or expression of any willingness to engage in any further discussion with the Borrower or any other Person with respect to any waiver, amendment, modification or any other change to the Credit Agreement or the Loan Documents or any rights or remedies arising in favor of the Lenders or the Administrative Agent, or any of them, under or with respect to any such documents or (d) to be a waiver of, or consent to or a modification or amendment of, any other term or condition of any other agreement by and among the Borrower, on the one hand, and the Administrative Agent or any other Lender, on the other hand.  References in the Credit Agreement to “this Amendment No. 3” (and indirect references such as “hereunder”, “hereby”, “herein”, and “hereof”) and in any Loan Document to the Credit Agreement shall be deemed to be references to the Credit Agreement as modified hereby.

SECTION 5.                      Representations and Warranties.  By its execution hereof, each Loan Party hereby represents and warrants as follows:

(a)           such Loan Party has the right, power and authority and has taken all necessary corporate and other action to authorize the execution, delivery and performance of this Amendment No. 3 and each other document executed in connection herewith to which it is a party in accordance with their respective terms;

(b)           this Amendment No. 3 and each other document executed in connection herewith have been duly executed and delivered by its duly authorized officers, and each such document constitutes the legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar state or federal debtor relief laws from time to time in effect which affect the enforcement of creditors’ rights in general and the availability of equitable remedies;

(c)           each representation and warranty contained in the Credit Agreement and the other Loan Documents is true, correct and complete in all material respects as of the date hereof as if fully set forth herein, except for any representation and warranty made as of an earlier date, which representation and warranty shall remain true, correct and complete in all material respects as of such earlier date; provided

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that any representation or warranty that is qualified by materiality or by reference to Material Adverse Effect shall be true, correct and complete in all respects as of the applicable date; and

(d)           no Default has occurred and is continuing as of the date hereof or would result after giving effect to the transactions contemplated by this Amendment No. 3.

SECTION 6.                      Reaffirmation, Ratification and Acknowledgment.  Each Loan Party (a) agrees that the transactions contemplated by this Amendment No. 3 shall not limit or diminish the obligations of such Person under, or release such Person from any obligations under, the Collateral Agreement, the Guaranty, the Subordination Agreement and each other Collateral Document to which it is a party, (b) confirms and reaffirms its obligations under the Collateral Agreement, the Guaranty, the Subordination Agreement and each other Collateral Document to which it is a party and (c) agrees that the Collateral Agreement, the Guaranty, the Subordination Agreement and each other Collateral Document to which it is a party remain in full force and effect and are hereby ratified and confirmed.

SECTION 7.                      Miscellaneous.

(a)           Counterparts.  This Amendment No. 3 may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and shall be binding upon all parties, their successors and assigns, and all of which taken together shall constitute one and the same agreement.

(b)           Governing Law.  This Amendment No. 3, unless otherwise expressly set forth herein, shall be governed by, construed and enforced in accordance with the laws of the State of New York, without reference to the conflicts or choice of law principles thereof.

(c)           Electronic Transmission.  A facsimile, telecopy or other reproduction of this Amendment No. 3 may be executed by one or more parties hereto, and an executed copy of this Amendment No. 3 may be delivered by one or more parties hereto by facsimile or similar instantaneous electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes.  At the request of any party hereto, all parties hereto agree to execute an original of this Amendment No. 3 as well as any facsimile, telecopy or other reproduction hereof.

(d)           Entire Agreement. This Amendment No. 3 is the entire agreement, and supersedes any prior agreements and contemporaneous oral agreements, of the parties concerning its subject matter.

(e)           Successors and Assigns.  This Amendment No. 3 shall be binding on and inure to the benefit of the parties and their heirs, beneficiaries, successors and assigns.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 3 to be duly executed by their respective authorized officers as of the day and year first above written.

BORROWER:

DYNAMICS RESEARCH CORPORATION,
as Borrower

By:	/s/ David Keleher
Name:	David Keleher
Title:	Senior Vice President, CFO and Treasurer

Amendment No. 3
to
Dynamics Research Corporation Credit Agreement

GUARANTORS:

DRC INTERNATIONAL CORPORATION

By:	/s/ David Keleher
Name:	David Keleher
Title:	Vice President and CFO

H.J. FORD ASSOCIATES, INC.

By:	/s/ David Keleher
Name:	David Keleher
Title:	Treasurer, CFO and Asst. Treasurer

KADIX SYSTEMS, LLC

By:	/s/ David Keleher
Name:	David Keleher
Title:	Treasurer and CFO

HIGH PERFORMANCE TECHNOLOGIES, INC.

By:	/s/ David Keleher
Name:	David Keleher
Title:	Treasurer and CFO

Amendment No. 3
to
Dynamics Research Corporation Credit Agreement

BANK OF AMERICA, N.A.,
as Administrative Agent

By:	/s/ Kristine Thennes
Name:	Kristine Thennes
Title:	Vice President

Amendment No. 3
to
Dynamics Research Corporation Credit Agreement

BANK OF AMERICA, N.A.,
as a Lender, L/C Issuer and Swing Line Lender

By:	/s/ Christopher P. Busconi
Name:	Christopher P. Busconi
Title:	Vice President

Amendment No. 3
to
Dynamics Research Corporation Credit Agreement

BRANCH BANKING AND TRUST COMPANY,
as a Lender

By:	/s/ James E. Davis
Name:	James E. Davis
Title:	Senior Vice President

Amendment No. 3
to
Dynamics Research Corporation Credit Agreement

BROWN BROTHERS HARRIMAN & CO.,
as a Lender

By:	/s/ Amy Lyons
Name:	Amy Lyons
Title:	Senior Vice President

Amendment No. 3
to
Dynamics Research Corporation Credit Agreement

CITIZENS BANK OF PENNSYLVANIA,
as a Lender

By:	/s/ Chiraag 'Chi' Kapoor
Name:	Chiraag 'Chi' Kapoor
Title:	Vice President

Amendment No. 3
to
Dynamics Research Corporation Credit Agreement

PNC BANK, NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Douglas T. Brown
Name:	Douglas T. Brown
Title:	Senior Vice President

Amendment No. 3
to
Dynamics Research Corporation Credit Agreement

SUNTRUST BANK,
as a Lender

By:	/s/ William W. Palmer
Name:	William W. Palmer
Title:	SVP

Amendment No. 3
to
Dynamics Research Corporation Credit Agreement

ARES CREDIT STRATEGIES FUND II, L.P., as a Lender

By:	ARES CSF OPERATING MANAGER II LLC, its Manager

By:	/s/ Mitchell Goldstein
Name:	Mitchell Goldstein
Title:	Authorized Signatory

Amendment No. 3
to
Dynamics Research Corporation Credit Agreement

ARES CREDIT STRATEGIES FUND III, L.P., as a Lender

By:	ARES CSF III INVESTMENT MANAGEMENT LLC, its Manager

By:	/s/ Mitchell Goldstein
Name:	Mitchell Goldstein
Title:	Authorized Signatory

Amendment No. 3
to
Dynamics Research Corporation Credit Agreement

Schedule 1

Exhibit D to Credit Agreement

[Attached]

Exhibit D

[FORM OF]
COMPLIANCE CERTIFICATE

Financial Statement Date: __________, 20___

To:           Bank of America, N.A., as Administrative Agent

Re:
Credit Agreement, dated as of June 30, 2011 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement;” the terms defined therein being used herein as therein defined), among Dynamics Research Corporation, a Massachusetts corporation (the “Borrower”), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer.

Ladies and Gentlemen:

The undersigned Responsible Officer of the Borrower hereby certifies as of the date hereof that he/she is the [chief executive officer][chief financial officer] of the Borrower, and that, as such, he/she is authorized to execute and deliver this Compliance Certificate to the Administrative Agent on the behalf of the Borrower, and that:

 [Use following paragraph 1 for fiscal year-end financial statements]

1.
The Borrower has delivered the year-end audited financial statements required by Section 6.01(a) of the Credit Agreement for the fiscal year of the Borrower ended as of the above date and a comparison against the figures for the previous fiscal year and against the most recent annual forecasts delivered pursuant to Section 6.01(d) of the Credit Agreement, together with (i) the report and opinion of an independent certified public accountant required by such section and (ii) a management discussion and analysis submitted by the Borrower to the SEC with respect to such period.

[Use following paragraph 1 for fiscal quarter-end financial statements]

1.
The Borrower has delivered the unaudited financial statements required by Section 6.01(b) of the Credit Agreement for the fiscal quarter of the Borrower ended as of the above date.  Such financial statements fairly present the financial condition, results of operations and cash flows of the Borrower and its Subsidiaries in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes and a comparison (both in Dollar and percentage terms) to projections for such fiscal quarter and the period commencing at the end of the previous fiscal year of the Borrower and ending with the end of such fiscal quarter, in each case as set forth in the most recent forecasts delivered pursuant to Section 6.01(d) of the Credit Agreement.

2.
The undersigned has reviewed and is familiar with the terms of the Credit Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of the Borrower during the accounting period covered by such financial statements.

3.
A review of the activities of the Borrower during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period the Borrower performed and observed all its Obligations under the Loan Documents, and

[select one:]

[to the knowledge of the undersigned, during such fiscal period the Borrower performed and observed each covenant and condition of the Loan Documents applicable to it, and no Default has occurred and is continuing.]

[or:]

[to the knowledge of the undersigned, during such fiscal period the following covenants or conditions have not been performed or observed and attached hereto is a list of each such Default and its nature and status.]

4.
The representations and warranties of (a) the Borrower contained in Article V of the Credit Agreement and (b) each Loan Party contained in each other Loan Document or in any document furnished at any time under or in connection with the Loan Documents, are true and correct in all material respects (except if qualified by materiality or reference to Material Adverse Effect, such representation and warranty shall be true and correct in all respects) on and as of the date hereof with the same effect as if made on and as of such date (except (i) to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, and (ii) that for purposes of this Compliance Certificate, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01 of the Credit Agreement, including the statements in connection with which this Compliance Certificate is delivered.

5.	Set forth on Schedule 1 attached hereto are true and accurate calculations demonstrating compliance with Section 7.11 of the Credit Agreement on and as of the date of this Compliance Certificate.

6.
Set forth on Schedule 2 attached hereto is a true and accurate summary of the Borrower’s and each Subsidiary’s backlog of revenue-generating Government Contracts on and as of the date of this Compliance Certificate.

IN WITNESS WHEREOF, the undersigned has executed this Compliance Certificate as of , 20__.

DYNAMICS RESEARCH CORPORATION

By:_________________________________
Name:
Title:

Schedule 1
to Compliance Certificate1

For the fiscal [quarter][year] ended: ______________, 20___ (the “Statement Date”)

I. Consolidated EBITDA (for the period of the four (4) consecutive fiscal quarters most recently ended on or immediately prior to the Statement Date):

A.	Consolidated Net Income	$____________
B.	Consolidated Interest Expense	$____________
C.	the provision for Federal, state, local and foreign income taxes payable by the Borrower and its Subsidiaries	$____________
D.	depreciation and amortization expense	$____________
E.	non-cash expenses incurred pursuant to equity compensation plans approved by the Borrower’s board of directors	$____________
F.	other non-recurring expenses of the Borrower and its Subsidiaries reducing such Consolidated Net Income which do not represent a cash item in such period or any future period	$____________
G.
non-cash expenses of the Borrower and its Subsidiaries reducing such Consolidated Net Income resulting from any impairment or write off of goodwill during fiscal year 2012  which does not represent a cash item in such period or any future period

H.	Transaction Costs incurred by the Borrower and its Subsidiaries	$____________
I.	Federal, state, local and foreign income tax credits of the Borrower and its Subsidiaries	$____________
J.	all non-cash items increasing Consolidated Net Income	$____________
K.	all interest income	$____________
L.	Consolidated EBITDA = Lines A + B + C + D + E + F + G + H – I – J – K	$____________

II. Consolidated Total Leverage Ratio [Section 7.11(a) of the Credit Agreement]
A.		Consolidated Funded Indebtedness as of the Statement Date:
1.
the outstanding principal amount of all obligations, whether current or long-term, for borrowed money (including Obligations hereunder) and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments
$____________
	2.	all purchase money Indebtedness	$____________
	3.	all direct obligations arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments	$____________
	4.	all obligations in respect of the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business)	$____________
	5.	all Attributable Indebtedness	$____________
	6.	without duplication, all Guarantees with respect to outstanding Indebtedness of the types specified in Lines II.A.1 through 5 above of Persons other than the Borrower or any Subsidiary	$____________
7.
all Indebtedness of the types referred to in Lines II.A.1 through 6 above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which the Borrower or a Subsidiary is a general partner or joint venturer, unless such Indebtedness is expressly made non-recourse to the Borrower or such Subsidiary
$____________
	8.	Consolidated Funded Indebtedness = Lines II.A.1 + 2 + 3 + 4 + 5 + 6 + 7	$____________
B.	Consolidated EBITDA for the period of the four (4) consecutive fiscal quarters most recently ended on or immediately prior to the Statement Date [Line I.L above]		$____________
C.	Consolidated Total Leverage Ratio = Line II.A.8 / Line II.B		_____ to 1.00
	Maximum Consolidated Total Leverage Ratio permitted pursuant to Section 7.11(a) of the Credit Agreement as of the Statement Date:		_____ to 1.00

III. Consolidated Senior Leverage Ratio [Section 7.11(b) of the Credit Agreement]
A.	Consolidated Funded Indebtedness as of the Statement Date [Line II.A.8 above]	$____________
B.	All Subordinated Indebtedness of the Borrower and its Subsidiaries as of the Statement Date	$____________
C.	Consolidated EBITDA for the period of the four (4) consecutive fiscal quarters most recently ended on or immediately prior to the Statement Date [Line I.L above]	$____________
D.	Consolidated Senior Leverage Ratio = Line III.A – Line III.B / Line III.C	_____ to 1.00
	Maximum Consolidated Senior Leverage Ratio permitted pursuant to Section 7.11(b) of the Credit Agreement as of the Statement Date:	_____ to 1.00

IV. Consolidated Fixed Charge Coverage Ratio [Section 7.11(c) of the Credit Agreement]
A.	Consolidated EBITDA for the period of the four (4) consecutive fiscal quarters most recently ended on or immediately prior to the Statement Date [Line I.L above]:		$____________
B.	Capital Expenditures for such period		$____________
C.	federal, state, local and foreign taxes paid or payable in cash		$____________
D.	Consolidated Fixed Charges for such period:
	1.	Consolidated Interest Expense paid or payable in cash	$____________
	2.	scheduled principal payments with respect to Indebtedness, regardless of whether or not such Scheduled Principal Payments are actually made by the Borrower or any Subsidiary during such period	$____________
	3.	Restricted Payments
	4.	Consolidated Fixed Charges = Lines IV.D.1 + 2 + 3	$____________
E.	Consolidated Fixed Charge Coverage Ratio = [Lines IV.A. – B – C] / Line IV.D.4		_____ to 1.00
	Minimum Consolidated Fixed Charge Coverage Ratio required pursuant to Section 7.11(c) of the Credit Agreement as of the Statement Date:		1.25 to 1.00

V. Capital Expenditures [Section 7.11(d) of the Credit Agreement]

Aggregate amount of all Capital Expenditures (other than leasehold improvement expenditures not made in cash) made by the Loan Parties for for the portion of the current fiscal year ended on the Statement Date:
$____________

Maximum amount of all Capital Expenditures (other than leasehold improvement expenditures not made in cash) allowed to be made by the Loan Parties in any fiscal year pursuant to Section 7.11(d) of the Credit Agreement as of the Statement Date (including amounts permitted to be carried over from the previous year in accordance with such Section):
$____________

1 This schedule is intended as a template only.  Please refer to all relevant definitions and Sections in the Credit Agreement and Schedule 1.01-A to the Credit Agreement when completing this schedule.

Schedule 2
to Compliance Certificate

Summary of the Borrower’s and each Subsidiary’s backlog of
revenue-generating Government Contracts as of the Statement Date

[See attached.]